SCHEDULE 13D                                               PAGE 47 OF 50 PAGES



                                 EXHIBIT 99.3

                        UBS CAPITAL LLC* - OFFICERS**





Charles Delaney                  Regional Head, President and Partner
George Duarte                    Partner
Michael Greene                   Partner
Justin S. Maccarone              Partner
Charles Santos Buch              Partner

Robert C. Dinerstein             Managing Director and Secretary

James Breckenridge               Principal
Marc Unger                       Principal and Chief Financial Officer
Hyunja Laskin                    Principal
Charles W. Moore                 Principal

Sandra Costin                    Assistant Secretary
Patricia Long                    Assistant Secretary


Board of Managers

Richard Capone
Charles Delaney
Justin Maccarone
Robert Dinerstein

-----------------------------
*     Ownership UBS Capital LLC is owned 77.2% by UBS AG and 22% owned by
UBS Capital Holdings LLC (a wholly owned subsidiary of UBS AG). The remaining 0.8% of UBS Capital LLC is owned by UBS Mortgage Securities Inc., which is a wholly owned subsidiary of UBS Inc., which in turn is a wholly owned subsidiary of UBS AG.

**    All UBS Capital LLC Officers and Board of Managers members are U.S.
citizens.

SCHEDULE 13D                                               PAGE 48 OF 50 PAGES




                         UBS AG OFFICERS & DIRECTORS

Name of Director                  Nationality    Address
----------------                  -----------    -------

CABIALLAVETTA Mathis                 Swiss       Union Bank of Switzerland
                                                 Bahnhofstrasse 45
                                                 8021 Zurich

TOGNI Alberto                        Swiss       Swiss Bank Corporation
                                                 Aeschenplatz 6
                                                 4002 Basle

KRAUER Alex                          Swiss       Novartis AG
                                                 Schwarzwaldallee 215
                                                 P.O. Box
                                                 4002 Basle

KUNDIG Markus                        Swiss       P.O. Box 4463
                                                 6304 Zug

BOCKLI Peter                         Swiss       Bockli Thomann & Partner
                                                 St. Jakobs-Strasse 41
                                                 P.O. Box 2348
                                                 4002 Basle

MEYER Rolf Arthur                    Swiss       Ciba Spezialitatenchemise AG
                                                 P.O. Box
                                                 4002 Basle

MING Hans Peter                      Swiss       Sika Finanz AG
                                                 Zugerstrasse 50
                                                 6341 Baar

REINHARDT Andreas Peter              Swiss       Gebruder Volkart Holding AG
                                                 P.O. Box 343
                                                 8401 Winterhur

SCHORDERET Georges P.                Swiss       SAir Group
                                                 8058 Zurich-Airport

ZOBL Manfred                         Swiss       Swiss Life
                                                 P.O. Box
                                                 8022 Zurich

SCHEDULE 13D                                               PAGE 49 OF 50 PAGES




        That the names, nationalities and addresses of other responsible persons of the Company are as follows:


Chairman of the Board:                               Union Bank of Switzerland
CABIALLAVETTA Mathis                   Swiss         Bahnhoforasse 45
                                                     8021 Zurich

Vice Chairman:                                       Swiss Bank Corporation
TOGNI Alberto                          Swiss         Aeschenplatz 6
                                                     4002 Basle

KRAUER Alex                            Swiss         Novarius AG
                                                     Schwarzwaldallee 215
                                                     P.O. Box
                                                     4002 Basle

KUNDIG Markus                          Swiss         P.O. Box 4463
                                                     6304 Zug

Chief Executive Officer:                             Swiss Bank Corporation
OSPEL Marcel                           Swiss         Aeschenplatz 6
                                                     4002 Basle

Members of the Group Executive Board:

DE GIER Johannes                       Dutch         Warburg Dillon Read
                                                     1, Finsbury Avenue
                                                     London EC2M 2PP

HAERINGER Stephen                      Swiss         Union Bank of Switzerland
                                                     Bahnhofstrasse 45
                                                     8021 Zurich

BRINSON Gary                          American       Brinson
                                                     209 South LaSalle Street
                                                     Chicago, IL 60604-1295

BOGNI Rodolfo                          Italian       Swiss Bank Corporation
                                                     Aeschenplatz 6
                                                     4002 Basle

FISCHER Felix                          Swiss         Union Bank of Switzerland
                                                     Bahnhofstrasse 45
                                                     8021 Zurich

DE WECK Pierre                         Swiss         Union Bank of Switzerland
                                                     Bahnhofstrasse 45
                                                     8021 Zurich
--------------------------------------------------------------------------------------------

SCHEDULE 13D                                               PAGE 50 OF 50 PAGES

                                                     Swiss Bank Corporation
WUFFLI Peter                           Swiss         Aeschenplatz 6
                                                     4002 Basle

Corporate Secretary:                                 Union Bank of Switzerland
ERISMANN Gertrud                       Swiss         Bahnhofstrasse 45
                                                     8021 Zurich

Treasurer:                                           Swiss Bank Corporation
WUFFLI Peter                           Swiss         Aeschenplatz 6
                                                     4002 Basle